EXHIBIT 32.1

Certification of Principal Executive Officer,

Principal Financial Officer and Principal Accounting Officer

 Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Thunder Energies Corporation, (the "Company") on Form 10-Q for the period ending September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Ruggero M. Santilli, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company, certify, to my knowledge that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Act"); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Thunder Energies Corporation

Date: November 16, 2015	By:	/s/ Dr. Ruggero M. Santilli
Dr. Ruggero M. Santilli
Principal Executive Officer Principal Financial Officer Principal Accounting Officer